SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]           Preliminary Information Statement
[   ]           Definitive Information Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

CHANGDA INTERNATIONAL HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]           No fee required
[   ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ]           Fee paid previously with preliminary materials

[   ]           check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CHANGDA INTERNATIONAL HOLDINGS, INC.
10th Floor Chenhong Building
No. 301East Dong Feng Street
Weifang, Shangdong, Peoples Republic of China 261041

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Weifang, Shandong, PRC
*, 2010

This information statement (“Information Statement”) has been mailed on or about *, 2010 to the stockholders of record on June 3, 2010 (the “Record Date”) of Changda International Holdings, Inc., a Nevada corporation (the "Company") in connection with certain actions taken by written consent by a majority of the stockholders of the Company, dated as of June 3, 2010.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) the proposals shall not be taken until at least *, 2010, 20 days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

By:	/s/ QingRan Zhu
QingRan Zhu
Chairman of the Board

CHANGDA INTERNATIONAL HOLDINGS, INC.
10th Floor Chenhong Building
No. 301East Dong Feng Street
Weifang, Shangdong, Peoples Republic of China 261041

INFORMATION STATEMENT

GENERAL INFORMATION

Changda International Holdings, Inc. (the “Company”) is a Nevada corporation with its principal executive offices located at 10th Floor, Chenhong Building, No. 301 East Dong Feng Street, Weifang, Shangdong, People’s Republic of China  261041. The Company’s telephone number is (86) 536-8513228. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the board of directors (the “Board of Directors”) to notify them about certain actions that the holders of a majority of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) have taken by written consent, in lieu of a special meeting of the Stockholders. The action was taken on June 3, 2010, and will be effective on a date that is at least 20 days after the mailing of this Information Statement.

On June 3, 2010, the Board of Directors of the Company approved the above-mentioned action and authorized submission of the matter for the approval of the Stockholders. The Stockholders approved the action by written consent in lieu of a meeting on June 3, 2010, in accordance with the Nevada Revised Statutes. Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the action.

The following Stockholders voted in favor of the proposals:

Name	Number of Shares
AllHomely International Limited	7,378,658
Exceed International Limited	3,877,334
Hudson International Limited	2,144,000
TOTAL	13,399,992

June 3, 2010 is the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Exchange Act to the Stockholders of the Company to notify such Stockholders of the following:

To authorize the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the issued and outstanding shares of our Common Stock at any time within one year after the date action was taken by a majority of the Stockholders at a ratio of either (i) one-for-two or (ii) one-for-three, as determined at the discretion of the Board of Directors to be in the best interests of the Company without further approval from our Stockholders and without decreasing the number of the Company’s authorized shares of capital stock (the "Reverse Stock Split").  The Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of the Company and the Stockholders to implement the Reverse Stock Split.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the Stockholders.  This Information Statement will serve as written notice to Stockholders pursuant to the Corporation Law of the State of Nevada.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Stockholders as of the close of business on the Record Date of a corporate action taken by a majority of the Company’s Stockholders.

Stockholders holding a majority of the Company’s outstanding shares of Common Stock have voted in favor of the Reverse Stock Split as outlined in this Information Statement, which action will be effective on a date that is at least 20 days after the mailing of this Information Statement.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of Common Stock as of record on the Record Date is entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Stockholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding shares of Common Stock voted in favor of the Reverse Stock Split. Under Nevada corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Stockholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Reverse Stock Split consists of the vote of the holders of a majority of the outstanding shares of the Common Stock, each of whom is entitled to one vote per share. As of the Record Date, 18,964,045 shares of Common Stock were issued and outstanding.

WHAT CORPORATE MATTERS DID THE STOCKHOLDERS VOTE FOR, AND HOW DID THEY VOTE?

Stockholders holding a majority of our outstanding Common Stock have voted in favor of the following proposal:

1.
TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK AT ANY TIME WITHIN ONE YEAR AFTER THE DATE ACTION WAS TAKEN BY A MAJORITY OF OUR STOCKHOLDERS AT A RATIO OF EITHER (I) ONE-FOR-TWO OR (II) ONE-FOR-THREE, AS DETERMINED AT THE DISCRETION OF THE BOARD OF DIRECTORS, WITHOUT DECREASING THE NUMBER OF THE COMPANY’S SHARES OF COMMON STOCK.

WHAT VOTE IS REQUIRED TO APPROVE THE REVERSE STOCK SPLIT?

No further vote is required for approval of the Reverse Stock Split.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of June 3, 2010, with respect to the beneficial  ownership of the outstanding Common Stock by (i) any holder of more than five (5%) percent; (ii) each of  the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the Stockholders listed below has sole voting and investment power over the shares beneficially owned.

Executive Officers and Directors	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Common Stock (2)

Jan Pannemann(5) Vice President	7,378,658	38.9%

Huaran Zhu (3) General Manager – Changda Chemical and Director	2,144,000	11.3%

Craig Marshak Director	25,000	*

David Cohen (8) Director	12,000	*

Leodegario Quinto Camacho Chief Financial Officer	10,000	*

Carsten Aschoff (7) Director Lindenstr. 10 D-91580 Petersaurach Germany	6,667	*

Qingran Zhu (5)(6) Chief Executive Officer and Director	0	*

All Directors and Executive Officers as a Group (7 Persons)	9,576,325	50.5%

5% Stockholders
	AllHomely International Limited (5)(6) c/o Weifang Changda Fertilizer Co. Limited 10 th Floor, Chenhong Building No. 301 East Dong Feng Street Weifong, Shangdong, PRC, 261041	7,378,658	38.9%

	Exceed International Limited (4) c/o Weifang Changda Fertilizer Co. Limited 10 th Floor, Chenhong Building No. 301 East Dong Feng Street Weifong, Shangdong, PRC, 261041	3,877,334	20.45%

	Hudson International Limited (3) c/o Weifang Changda Fertilizer Co. Limited 10 th Floor, Chenhong Building No. 301 East Dong Feng Street Weifong, Shangdong, PRC, 261041	2,144,000	11.3%

* less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Changda International Holdings, Inc., 10th Floor Chenhong Building, No. 301 East Dong Feng Street, Weifang, Shandong, People’s Republic of China 261041.

(2)
In determining beneficial ownership of our Common Stock as of a given date, the number of shares shown includes shares of Common Stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of Common Stock owned by a person or entity on June 3, 2010, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on June 3, 2010, which was 18,964,025, and (ii) the total number of shares that the beneficial owner may acquire upon exercise of any warrants, options and conversion of any convertible securities. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(3)
Represents the shares owned by Hudson International Limited (“Hudson”).  Hudson is owned by our director, Huaran Zhu, and Wen Jun Wang, own 79% and 21% of the interest in Hudson, respectively.  Huaran Zhu is the sole officer and director of Hudson. Huaran Zhu, the majority Stockholder of Hudson, has sole voting and dispositive control over the shares of Common Stock owned by Hudson.

(4)
FenRan Zhu, the sister of Qingran and Huaran Zhu, owns 42% of Exceed International Limited (“Exceed”). Gang Zhang and Tao Wang own 31% and 27% of Exceed International Limited, respectively. Ms. Zhu is the sole officer and director of Exceed.  By virtue of her role as sole officer and director of Exceed, Ms. Zhu has sole voting and dispositive control over the shares of Common Stock owned by Exceed.

(5)
Represents the shares owned by AllHomely International Limited (“AllHomely”). Qingran Zhu and Mr. Jan Pannemann our Chief Executive Officer and Executive Vice President, are the sole officers and directors of AllHomely and own 23% and 77% of the interests in AllHomely, respectively.  Mr. Pannemann, the majority Stockholder of AllHomely, has voting and dispositive control over the shares of Common Stock owned by AllHomely.

(6)
Qingran Zhu, our Chief Executive Officer and director, is an officer and director of AllHomely, but does not hold voting or dispositive control over the Common Stock owned by AllHomely.  Accordingly, Mr. Zhu disclaims beneficial ownership of these shares.

(7)	Represents a two-year warrant to purchase up to 6,667 shares of Common Stock at $4.80 per share received by Mr. Aschoff as partial payment for his services as a director.

(8)
Represents (i) 9,000 shares of Common Stock and (ii) a warrant to purchase 3,000 shares of Common Stock with an exercise price of $4.50 per share received by Mr. Cohen as partial payment for his services as a director.

PROPOSAL 1
APPROVAL TO EFFECT A REVERSE STOCK SPLIT
OF OUR COMMON STOCK

General

Our Board of Directors has unanimously adopted a resolution approving and recommending to the Stockholders for their approval, a proposal to grant discretionary authority to Company’s Board of Directors to effect a Reverse Stock Split of the Company’s issued and outstanding Common Stock at any time within one year after the date action was taken by a majority of our Stockholders at a ratio of either (i) one-for-two or (ii) one-for-three, as determined at the discretion of the Board of Directors to be in the best interests of the Company without further approval from our Stockholders and without decreasing the number of the Company’s authorized shares of Common Stock (the "Reverse Stock Split").

Our Board of Director’s decision whether or not (and when) to effect the Reverse Stock Split (and at what ratio to effect the Reverse Stock Split) will also be based on a number of factors, including market conditions, existing and anticipated trading prices for our Common Stock and the initial listing requirements of the NYSE Amex LLC and other national securities exchanges.

The Company reserves the right not to effect the Reverse Stock Split if our Board of Directors does not deem it to be in the best interests of Company and its Stockholders. If our Board of Directors determines the Reverse Stock Split to be in the best interests of Company and its Stockholders, it is our intention that it would be effected on any date selected by our Board of Directors within one year after the date Stockholder approval was obtained.

Purposes of the Proposed Reverse Stock Split

Listing on the NYSE Amex LLC or another National Securities Exchange

In the near future, we plan to seek a listing of our Common Stock on a national securities exchange such as NYSE AMEX LLC.  Eligibility for listing on a national exchange is subject to a number of criteria, such as public float, minimum share price, number of Stockholders, market capitalization, net income and other factors.  We currently meet most, but not all, of the listing criteria for certain of the national exchanges.  One of the listing requirements that we do not currently meet is that we have a minimum per share price of $2.00 or $3.00, depending on the exchange. We believe that the Reverse Stock Split will increase our ability to meet the minimum share price requirement at such time, if ever, that we meet the other listing criteria.

Increase Our Common Stock Price to a Level More Appealing for Investors.

We believe that the Reverse Stock Split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public.  We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the company available to investors.  We believe that the reduction in the number of issued and outstanding shares of our Common Stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our Stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists.

We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our Common Stock will occur.  Our Board of Directors cannot predict with certainty what effect the Reverse Stock Split will have on the market price of our Common Stock, particularly over the longer term.  Some investors may view a Reverse Stock Split negatively, which could result in a decrease in our market capitalization.  Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.  We cannot provide you with any assurance that our shares will qualify for, or be accepted for, listing on a national securities exchange.

Effect of Reverse Stock Split on Authorized Shares of Common Stock

How a Reverse Stock Split Will Affect Stockholders;

The Reverse Stock Split will be effected simultaneously for all our then-existing Common Stock (the “Old Shares”) and the exchange ratio will be the same for all of our shares of issued and outstanding Common Stock. The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our Stockholders owning a fractional share. Shares of Common Stock issued pursuant to the Reverse Stock Split (the “New Shares”) will remain fully paid and nonassessable. The information in the following table is based on 18,964,025 shares of Common Stock issued and outstanding as of June 3, 2010, the Record Date.

Proposed Reverse Stock Split	Percentage Reduction in the Outstanding Shares of Common Stock	Common Stock Outstanding after the Reverse Stock Split	Common Stock Authorized after the Reverse Stock Split
1 for 2	50.00%	9,482,013	100,000,000

1 for 3	66.67%	6,321,342	100,000,000

Effective Increase in Authorized Shares of Common Stock. The Reverse Stock Split, if implemented, would not change the number of authorized shares of our Common Stock, which is 100,000,000, under our articles of incorporation.  Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares remaining available for issuance would increase.  As explained in more detail below, these additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as acquisitions of companies or assets, sales of stock or securities convertible into Common Stock and raising additional capital.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.  We have no plans, proposals or arrangements, written or otherwise, at this time, to issue any of the additional available authorized shares of Common Stock that would result from a Reverse Stock Split.

The increased reserve of shares available for issuance may be used to facilitate public or private financings.  If sufficient operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered Common Stock, or securities convertible into Common Stock, in private transactions.  We have no plans or agreements in place for any financing at this time.  Such transactions might not be available on terms favorable to us, or at all.  We may sell Common Stock at prices less than the public trading price of the Common Stock at the time, and we may grant additional contractual rights to purchase not available to other holders of Common Stock, such as warrants to purchase additional shares of Common Stock or anti-dilution protections.

The increased reserve of shares available for issuance would also give us the flexibility of using Common Stock to raise capital and/or as consideration in acquiring other businesses.   Such acquisitions may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plans for grants to our employees, consultants and directors, and those of our subsidiaries.  Our Board of Directors believes that it is critical to incentivize our officers and employees, and those of our subsidiaries, to increase our revenues and profitability, and as a result, our market value, through equity incentive awards. Such equity incentive plans may also be used to attract and retain employees or in connection with potential acquisitions as we grant options to the employees of the acquired companies.  Our board of directors believes that our ability to achieve our growth strategy may be impaired without additional shares of authorized Common Stock that could be used to provide such equity incentives.

The availability of additional shares of Common Stock is particularly important in the event that our Board of Directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking stockholder approval in connection with the contemplated action.  If the Reverse Stock Split is effected, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law or rules.

 The additional authorized but unissued shares of Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board of Directors, without further action or authorization by our Stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our Common Stock may be listed at such time.

The possible future issuance of shares of equity securities consisting of Common Stock or securities convertible into Common Stock could affect our current Stockholders in a number of ways, including the following:

●	diluting the voting power of the current holders of Common Stock;
●
diluting the market price of the Common Stock, to the extent that the shares of Common Stock are issued and sold at prices below current trading prices of the Common Stock, or if the issuance consists of equity securities convertible into Common Stock, to the extent that the securities provide for the conversion into Common Stock at prices that could be below current trading prices of the Common Stock;

●	diluting the earnings per share and book value per share of the outstanding shares of Common Stock; and
●	making the payment of dividends on Common Stock potentially more expensive.

Fractional Shares.   The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholders percentage ownership interests in our company, except to the extent that the result of the Reverse Stock Split results in any of our Stockholders owning a fractional share.  If this occurs, the fractional shares will be rounded up to the next whole share, including fractional shares that are less than one share.  In addition, the Reverse Stock Split will not affect any Stockholders percentage ownership or proportionate voting power.  The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Effect on Voting Rights of, and Dividends on, Common Stock. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split.  The percentage of outstanding shares owned by each Stockholder prior to the split will remain the same, except for adjustment as a consequence of rounding up any fractional shares created by the Reverse Stock Split to the next whole share, which is discussed in more detail under  "Fractional Shares," above.  For example, generally, a holder of two percent of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold two percent of the voting power of the outstanding shares of Common Stock after a Reverse Stock Split.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends.  Therefore, we do not believe that a Reverse Stock Split would have any effect with respect to future distributions, if any, to our Stockholders.

Effect on Registered and Beneficial Stockholders.   Upon the Reverse Stock Split, we intend to treat Stockholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered Stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders, holding the stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-entry" Stockholder. Our registered Stockholders may hold some or all of their shares electronically in book-entry form.  These Stockholders will not have stock certificates evidencing their ownership of the stock. These Stockholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares. Some of our registered Stockholders hold all their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. Stockholders may continue to make sales or transfers using their old stock certificates.  On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor.  Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

Effect on Liquidity.  The decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects on the trading market for our Common Stock do not occur.  See "Purposes of the Proposed Reverse Stock Split," above.

Potential Anti-Takeover Effect.   If the Reverse Stock Split is approved, the increased proportion of authorized but unissued shares of our Common Stock to issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect.  For example, such a change could permit future issuances of our Common Stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another entity.  The Reverse Stock Split, however, is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or to obtain control of us.

Effective Date of the Reverse Stock Split.  The Reverse Stock Split, would become effective upon the filing and effectiveness (the "Effective Time") of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our Stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the Stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Articles of Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our Company's best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following summary of certain material federal income tax consequences of the Reverse Stock Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only.  Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to Stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the United States federal income tax laws as of the date of this consent solicitation statement.  Such laws are subject to change retroactively as well as prospectively.  This summary also assumes that the shares of Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.  EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the shares received in the Reverse Stock Split will be the same as the stockholder's aggregate tax basis in the shares exchanged.  The stockholder's holding period for the shares received in the Reverse Stock Split will include the period during which the stockholder held the shares surrendered as a result of the Reverse Stock Split.  Our views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.  The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

Accounting Consequences and Effect on Registration of Common Stock Under the Securities Exchange Act of 1934

The par value of our Common Stock would remain unchanged at $0.001 per share after the Reverse Stock Split.  However, the Common Stock as designated on our balance sheet would be adjusted downward in respect of the shares of the new Common Stock to be issued in the Reverse Stock Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of new Common Stock being issued in the Reverse Stock Split, and that the additional paid in capital as designated on our balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased.  Additionally, net income (loss) per share would increase proportionately as a result of the Reverse Stock Split since there will be a lower number of shares outstanding.

Our Common Stock is currently registered under the Exchange Act.  A Reverse Stock Split would not affect the registration of our Common Stock under the Exchange Act.  After the Reverse Stock Split, our Common Stock would continue to be reported on the Over-the-Counter Bulletin Board market under the symbol "CIHD."

No Appraisal Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our Stockholders with dissenters' or appraisal rights in connection with this proposal.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC, excluding exhibits, are being mailed to Stockholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q free of charge to any shareholder upon written request to the Company at 10th Floor, Chenhong Building, No. 301 East Dong Feng Street, Weifang, Shangdong, People’s Republic of China  261041. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to Changda International Holdings, Inc., 10th Floor, Chenhong Building, No. 301 East Dong Feng Street, Weifang, Shangdong, People’s Republic of China  261041, Attention: QingRan Zhu, Chief Executive Officer, or call the Company at + 86-536 8513228 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ QingRan Zhu
QingRan Zhu
Chief Executive Officer

Weifang, Shandong, PRC
*, 2010